                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  CONFIDENTIAL, FOR USE OF THE
                                         COMMISSION ONLY (AS PERMITTED BY
                                         RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SYNAGRO TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ______________________________________________
     (2) Form, Schedule or Registration Statement No.: ________________________
     (3) Filing Party: ________________________________________________________
     (4) Date Filed: __________________________________________________________

Notes:

Reg. (S) 240.14a-101.

                                [SYNAGRO LOGO]


                           SYNAGRO TECHNOLOGIES, INC.
                         1800 BERING DRIVE, SUITE 1000
                             HOUSTON, TEXAS  77057


                                                                 August 10, 2001



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Synagro Technologies, Inc. to be held at 1800 Bering Drive, Suite 1000, Houston, Texas 77057, at 2:00 p.m., local time, on Friday, September 14, 2001.

     Matters to be considered and acted upon by the stockholders include the (i) election of six directors, and (ii) any other matters that may properly come before the meeting. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     We urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it promptly in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                    Sincerely,



                                    Alvin L. Thomas II
                                    Secretary

                           SYNAGRO TECHNOLOGIES, INC.
                         1800 BERING DRIVE, SUITE 1000
                             HOUSTON, TEXAS  77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 14, 2001
                             ______________________

     Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Synagro Technologies, Inc. (the "Company") will be held at the Company's offices at 1800 Bering Drive, Suite 1000, Houston, Texas 77057 on Friday, September 14, 2001, at 2:00 p.m., local time, Houston, Texas, for the following purposes:

     1. To elect a board of six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified; and

     2. To transact such other business as may properly be presented at the Annual Meeting.

     A record of the stockholders has been taken as of the close of business on August 1, 2001, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting.

     Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting in person, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed postage-prepaid envelope which has been provided for your convenience.

                                    By Order of the Board of Directors,


                                    Alvin L. Thomas II
                                    Secretary
Houston, Texas
August 10, 2001


                                   IMPORTANT
                                   ---------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. A STOCKHOLDER MAY, IF SO DESIRED, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON AT THE ANNUAL MEETING.

                           SYNAGRO TECHNOLOGIES, INC.
                         1800 BERING DRIVE, SUITE 1000
                             HOUSTON, TEXAS  77057

                                PROXY STATEMENT
                          ANNUAL STOCKHOLDERS MEETING
                         TO BE HELD SEPTEMBER 14, 2001


     This Proxy Statement is being mailed to stockholders commencing on or about August 10, 2001, in connection with the solicitation by the board of directors of Synagro Technologies, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting (the "Annual Meeting") of stockholders to be held in Houston, Texas on September 14, 2001, and upon any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted for the election of each of the nominees for director named herein. A stockholder may revoke a proxy by:
(i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) voting in person at the Annual Meeting.

     As of August 1, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 19,466,081 shares of the Company's common stock, par value $.002 per share (the "Common Stock") and an aggregate of 69,792.287 shares of the Company's Series D Preferred Stock and Series E Preferred Stock, par value $.002 per share (collectively, the "Preferred Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented to the stockholders. Each share of Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date. As of the record date, the outstanding Preferred Stock was convertible into an aggregate of 27,916,915 shares of Common Stock, meaning an aggregate of 47,382,996 votes may be cast at the Annual Meeting. The Common Stock and the Preferred Stock vote together as a single class on all matters.

                       ITEM NO. 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, six nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

     Certain information concerning the nominees is set forth below:

                                                                                                                   DIRECTOR
              NAME                                         POSITION                             AGE                  SINCE
---------------------------------       --------------------------------------------        ----------       ---------------------

Ross M. Patten                             Director, Chairman of the Board and                  57                   1998
                                           Chief Executive Officer
Kenneth Ch'uan-k'ai Leung                  Director                                             56                   1998
Alfred Tyler 2nd                           Director                                             58                   1998
Gene Meredith                              Director                                             59                   1998
David A. Donnini                           Director                                             36                   2000
Vincent J. Hemmer                          Director                                             32                   2000

     Ross M. Patten was appointed by the board of directors as Chief Executive Officer in February 1998 and was elected to the position of Chairman of the Board in August 1998. Prior to joining the Company, Mr. Patten enjoyed a 17-year career at Browning-Ferris Industries, where he last served as Divisional Vice President - Corporate Development. He also served as Executive Vice President for Development of Wheelabrator Technologies, a Waste Management, Inc. subsidiary, and Director and Vice President - Business Development at Resource NE, Inc., prior to its acquisition by Waste Management, Inc. Mr. Patten was a founder, principal and managing director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford Management, which provides consulting services to publicly held waste management and environment related companies in the areas of growth and acquisition strategy, formation and implementation.

     Kenneth Ch'uan-k'ai Leung is a managing director of investment banking at Sanders Morris Harris and is the Chief Investment Officer of the Environmental Opportunities Fund, Ltd. Additionally, he is the Editor of Environmental Review. Previously, Mr. Leung was associated with Smith Barney for 17 years, and before that with F. Eberstadt & Co. Inc., Chemical Bank and Chase Manhattan Bank. He received his B.A. from Fordham College and his M.B.A. from Columbia University. Mr. Leung serves on the boards of Zahren Alternative Power Corp., Independent Environmental Services, Inc., Capital Environmental Resources, Inc. and Avista Resources, Inc.

     Alfred Tyler 2nd, currently a Director of US Liquids, Inc., has been associated with the environmental services industry for over 20 years, serving most recently as President and CEO of Enviro-Gro Technologies until that provider of biosolids management services was sold in 1992 to Wheelabrator Technologies Inc. Mr. Tyler also heads a private investment company, is President of a landfill and construction company, and is Managing Director of Bedford Capital Corp., a New York environmental consulting firm.

     Gene Meredith served more than 15 years in senior management roles in the solid waste industry. He was a Regional Vice President at Browning-Ferris Industries, Inc., and Chairman, President and CEO of Mid-American Waste Systems. He previously served as a director of USA Waste Services, Envirofil, Inc., and as a general manager of a waste company in St. Paul, Minnesota. Mr. Meredith also has a law degree, and spent five years as Senior Partner at Meredith & Addicks in St. Paul, Minnesota.

     David A. Donnini is currently a principal and member with GTCR Golder Rauner, L.L.C. ("GTCR"). He previously worked as an associate consultant with Bain & Company. Mr. Donnini earned a BA in Economics, summa cum laude, Phi Beta Kappa with distinction, from Yale University and an MBA from Stanford University where he was the Robichek Finance Award recipient and an Arjay Miller Scholar. Mr. Donnini is a director of various companies including American Sanitary, Cardinal Logistics Management, FutureNext Consulting, U.S. Aggregates, and U.S. Fleet Services.

     Vincent J. Hemmer is currently a vice president with GTCR. Mr. Hemmer previously worked as a consultant with The Monitor Company. He earned a BS in Economics, magna cum laude, and was a Benjamin Franklin Scholar at The Wharton School of the University of Pennsylvania. Mr. Hemmer received his MBA from Harvard University. Mr. Hemmer serves as a director of several companies including Hawkeye Communications and Global Passenger Services.

BOARD ACTIVITY, STRUCTURE AND COMPENSATION

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 2000, the board of directors met or acted by written consent on 10 regularly or specially scheduled occasions.

     The board of directors has audit, compensation, executive and nominating committees. The audit committee consisted of Messrs. Meredith and Tyler and met five times in 2000. Mr. Leung was added to the audit committee in June 2001. The compensation committee consists of Messrs. Meredith, Tyler and Donnini, and met on one occasion in 2000. The compensation committee administers the Company's compensation plans and recommends officers' compensation for board approval. The executive committee consists of Messrs. Patten, Leung and Tyler, and did not meet in 2000. The executive committee acts on behalf of the full board in between board meetings. The nominating committee consists of Mr. Patten and Mr. Meredith, and met once in 2000. Stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices. Each director attended at least 75% of all meetings of the board and meetings of board committees during 2000.

     Each director who is not otherwise compensated by the Company for service as an officer of the Company is paid for travel expenses, if any. Directors are compensated $1,000 for attendance at each board committee meeting and $2,000 for each board meeting. Additionally, with the exception of Messrs. Hemmer and Donnini, upon their initial appointment or election, directors are granted an option to acquire 50,000 shares of common stock, which vests 16,666 upon grant and 16,667 shares on each of the first and second anniversaries of the date of the grant. In addition, each board member has the right to elect to receive options in lieu of cash compensation for board and committee meetings attended, at an exercise price equal to market value of the common stock on the trading day immediately preceding the date of the meeting.

During 2000, the board granted 444 options to Mr. Leung, 444 to Mr. Meredith, and 444 to Mr. Tyler.

EXECUTIVE OFFICERS

     Executive officers of the Company generally serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. The Company's executive officers as of July 31, 2001, are:

     Randall S. Tuttle, 38, was appointed President and Chief Operating Officer, Operations, of Synagro in January 2000. Prior to joining Synagro, Mr. Tuttle served as President of AMSCO, Inc., the leading provider of residuals management, recycling and land application services in the Southeastern United States. Mr. Tuttle joined Synagro in connection with the acquisition of AMSCO in April 1999 and became a Regional Vice President responsible for all of Synagro's operations in the Southeast. Mr. Tuttle is a 1985 graduate of Duke University with degrees in Political Science and Economics.

     James P. Carmichael, 42, was appointed President and Chief Operating Officer, Processing, of Synagro in June 2001. Prior to joining Synagro,
Mr. Carmichael served as Vice President and General Manager of the Thermal Operations Group of the Bio Gro Division of Wheelabrator Technologies, Inc. Mr. Carmichael joined Synagro in connection with the acquisition by the Company of Bio Gro in August 2000 and initially became Vice President responsible for all Pelletizing Operations of the Company. He holds a Bachelor of Science degree in Engineering from the University of Connecticut.

     J. Paul Withrow, 36, was appointed Executive Vice President and Chief Financial Officer during 1999. Mr. Withrow was previously Vice President and Chief Accounting Officer of Integrated Electrical Services, Inc., which is a leading national provider of electrical contracting and maintenance services. Prior to that, Mr. Withrow was a Senior Audit Manager at Arthur Andersen L.L.P. Mr. Withrow is a Certified Public Accountant and received his Bachelor of Business Administration in Accounting from the University of Houston.

     Alvin L. Thomas II, 35, was appointed Executive Vice President and General Counsel during 1998. Mr. Thomas practiced law with the national law firm of Littler Mendelson, P.C. prior to joining the Company. Mr. Thomas also practiced law with the international law firm of Fulbright & Jaworski, L.L.P. Mr. Thomas received his law degree from the University of Pittsburgh School of Law and an LL.M. in Taxation from New York University School of Law. His legal background is broad-based with emphasis in tax law, employment law, corporate law and litigation.

     Mark A. Rome, 35, was appointed Executive Vice President and Chief Development Officer during 1998. Mr. Rome, an attorney and CPA, joined the Company from Sanders Morris Mundy, an investment banking firm specializing in industry consolidations. He previously practiced tax and corporate law at Fulbright & Jaworski, L.L.P., an international law firm headquartered in Houston. Mr. Rome received his law degree from the University of Texas

School of Law and a Master's in Professional Accounting from the University of Texas Graduate School of Business.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at August 1, 2001, by (i) all current directors, (ii) the Named Executives and (iii) all directors and all executive officers as a group.

                                                            NUMBER OF                     PERCENT
        NAME OF PERSON OR IDENTITY OF GROUP                  SHARES(1)                    OF CLASS
 ----------------------------------------------      ---------------------          ---------------------

    Ross M. Patten.............................              641,006                        3.2%

    Randall S. Tuttle..........................            1,657,377                        8.5%

    Mark A. Rome...............................              334,000                        1.7%

    Alvin L. Thomas II.........................              212,745                        1.1%

    J. Paul Withrow............................              205,000                        1.0%

    Kenneth Ch'uan-k'ai Leung(2)...............            1,340,018(2)                     6.9%

    Gene Meredith..............................               77,297                         *

    Alfred Tyler 2nd...........................              109,963                         *

    David A. Donnini...........................           25,015,130(3)                    56.2%

    Vincent J. Hemmer..........................                   --                         *

    All directors and executive officers
    as a group (11 persons)....................           29,592,536(4)                    64.2%

------------
*   Less than 1% of outstanding shares.
(1) Includes shares of Common Stock underlying stock options, as follows:
    Mr. Patten--635,000; Mr. Rome-330,000; Mr. Thomas-210,000; Mr. Withrow-
    200,000; Mr. Leung-76,118; Mr. Tyler-75,963; and Mr. Meredith-59,297.
(2) Includes shares of 1,112,125 and 137,875 held by the Environmental Opportunities Fund L.P. and Environmental Opportunities Fund (Cayman) L.P., respectively, of which Mr. Leung is chief investment offer.
(3) Includes 25,015,130 shares of Common Stock underlying shares of Series D and E Preferred Stock held by GTCR, of which Mr. Donnini is a principal.
(4) Includes (without duplication) all shares referred to above.



VOTE REQUIRED FOR ELECTION

     The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock and Preferred Stock of record shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated by Georgeson Shareholder Communications, Inc., and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company's bylaws, any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

     The board of directors recommends that the stockholders vote FOR the election of each of the nominees listed on page 2.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at August 1, 2001, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock. As required by the Commission, the ownership percentages shown reflect beneficial ownership by a stockholder as if no other stockholder has converted its Preferred Stock or exercised options.

NAME OF PERSON OR IDENTITY OF GROUP SHARES                             Number of Shares            Percent of Class
------------------------------------------                             ----------------            ----------------
GTCR Golder Rauner, LLC                                                   25,015,130(3)                 56.2%
6100 Sears Tower
Chicago, IL  60606

The TCW Group, Inc.                                                        2,901,785(4)                 13.0%
865 South Figueroa Street, Suite 1800
Los Angeles, CA  90017

Astoria Capital Partners, L.P.                                             2,013,500                    10.3%
6600 S.W. Ninety-Second Ave., Suite 370
Portland, OR 97223

James A. Jalovec                                                           1,814,527(1)                  9.2%
2841 South 5th Court
Milwaukee, WI  53207

Randall S. Tuttle                                                          1,657,377                     8.5%
1900 Virginia Road
Winston-Salem, NC  27107

Kenneth Ch'uan-k'ai Leung                                                  1,340,018(1)(2)               6.9%
126 E. 56th Street, 24th Floor
New York, NY  10022

Bill E. Tuttle                                                             1,194,668                     6.1%
711 East Twain Avenue
Las Vegas, NV  89109

__________________
(1) Includes shares of common stock underlying vested stock options of 221,332 for Mr. Jalovec and 76,118 for Mr. Leung.
(2) Includes 137,875 shares and 1,112,125 shares owned by Environmental Opportunities Fund (Cayman), L.P., and Environmental Opportunities Fund, L.P., respectively. Mr. Leung is the chief investment officer of these investment funds.
(3) Represents 62,537.819 total shares of Series D and E Convertible Preferred Stock convertible into 25,015,130 shares of Common Stock
(4) Represents 7,254.462 shares of Series E Convertible Preferred Stock convertible into 2,901,785 shares of Common Stock.

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was the chief executive officer at any time during

2000 and each other executive officer whose total salary and bonus exceeded $100,000 ("Named Executives"). No other executive officer of the Company serving as such at the end of the year had total salary and bonus exceeding $100,000 in 2000.


                                                                          SUMMARY COMPENSATION TABLE
                                                   ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                              -----------------------------------------------------------     ------------------------------------
                                                                                                  Restricted       Stock Option
Name and Principal Position        Year          Salary             Bonus         Other             Stock         Awards (Shares)
---------------------------        ----          ------             -----         -----          ------------   -------------------
Ross M. Patten                    2000          $218,750           $91,200        $9,600             ---              315,000
Chief Executive Officer and       1999          $150,000           $40,500        $9,600             ---              150,000
Chairman of the Board of          1998          $134,038               ---           ---             ---              485,000
Directors

Mark A. Rome                      2000          $170,417           $69,900        $6,000             ---              120,000
Executive Vice President and      1999          $120,000           $31,500        $6,000             ---               90,000
Chief Development Officer         1998          $ 89,833               ---           ---             ---              240,000

Alvin L. Thomas II                2000          $170,417           $69,900        $6,000             ---              240,000
Executive Vice President          1999          $120,000           $31,500        $6,000             ---               10,000
and General Counsel               1998          $ 27,769               ---           ---             ---              200,000

Randall S. Tuttle                 2000          $170,417           $69,900        $5,000             ---                  ---
President and Chief Operating     1999          $ 66,666           $31,500           ---             ---                  ---
Officer, Operations Division

J. Paul Withrow                   2000          $170,417           $69,900        $6,000             ---              250,000
Executive Vice President and      1999          $ 60,000           $31,500        $3,000             ---              200,000
Chief Financial Officer

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the Named Executives during 2000.

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF STOCK PRICE
                                                         INDIVIDUAL GRANTS(2)                    APPRECIATION FOR OPTION TERM(1)
                                    -------------------------------------------------        -----------------------------------
                                      PERCENT OF TOTAL
                         OPTIONS     OPTIONS GRANTED TO      EXERCISE     EXPIRATION
NAME                     GRANTED      EMPLOYEES IN YEAR       PRICE          DATE                  5%                  10%
-------------------     --------    --------------------    ----------   ------------        --------------     ----------------
Ross M. Patten           315,000           27.0%              $2.50        12/31/10             $366,979           $1,050,815
Mark A. Rome             120,000           10.3%              $2.50        12/31/10             $139,802           $  400,316
Alvin L. Thomas II       240,000           20.6%              $2.50        12/31/10             $279,603           $  800,621
Randall S. Tuttle            ---            ---                 ---             ---                  ---                  ---
J. Paul Withrow          250,000           21.4%              $2.50        12/31/10             $291,253           $  833,980


(1) Potential values stated are the result of using the Commission's method of calculation of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.
(2) Unvested options will immediately vest upon a change of control of the Company, including acquisition by any person or group of persons of at least 25 percent of the common stock of the Company, a merger resulting in the existing stockholders of the Company owning less than 50 percent of the outstanding stock of the Company following a merger, termination of employment without cause and election by the stockholders of a director not nominated by a majority of the board.

OPTION EXERCISES AND YEAR END VALUES

     The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock held by each of the Named Executives at December 31, 2000. Of the Named Executives, none exercised stock options during 2000.

                                                     NUMBER OF UNEXERCISED OPTIONS AT    VALUE OF UNEXERCISED IN-THE-MONEY
                                                            DECEMBER 31, 2000            OPTIONS AT DECEMBER 31, 2000(1)
                                                     ---------------------------------   ---------------------------------
                            SHARES
                         ACQUIRED ON        VALUE
         NAME              EXERCISE       REALIZED     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
--------------------- ---------------   -----------  --------------   ----------------   --------------   ----------------
Ross M. Patten              ---             ---           585,000           365,000            $---                  $---
Mark A. Rome                ---             ---           300,000           150,000            $---                  $---
Alvin L. Thomas II          ---             ---           206,667           243,333            $---                  $---
Randall S. Tuttle           ---             ---               ---               ---            $---                  $---
J. Paul Withrow             ---             ---           133,333           316,667            $---                  $---

___________________
(1) Value of in-the-money options calculated based on the closing price per share of the common stock on December 31, 2000 ($2.25 per share) as reported on the Nasdaq Small-Cap Market.

EMPLOYMENT AGREEMENTS

  Messrs. Patten, Rome and Thomas are employed by the Company under employment agreements effective February 19, 1999, and amended January 27, 2000, which always have a remaining term of twenty-four months until the agreement is terminated. The annual salary under the respective employment agreements is $225,000 per year for Mr. Patten and $175,000 per year for Messrs. Rome and Thomas. Additionally, Messrs. Patten, Rome and Thomas may be entitled to such bonus awards up to 50% of base salary as may be approved by the Board of Directors, and are entitled to participate in any applicable profit-sharing, stock option of similar benefit plan. The agreements contain confidentiality and non-compete provisions.

     Mr. Withrow is employed by the Company under an employment agreement effective May 10, 1999 as amended on January 27, 2000, that has a continuous twenty-four month term. The annual salary under his employment agreement is $175,000 per year and Mr. Withrow may be entitled to such bonus awards up to 50 percent of base salary as may be approved by the Board of Directors, and is entitled to participate in any applicable profit-sharing, stock options or similar benefit plan. The agreement contains confidentiality and noncompete provisions.

     On January 27, 2000, the Company and each of Ross M. Patten, J. Paul Withrow, Mark A. Rome and Alvin L. Thomas II entered into an Agreement Concerning Employment Rights ("Employment Rights Agreement"). The Employment Rights Agreements provide that in the event that (i) Executive's employment is terminated by the Company for any reason other that Cause (as defined), death or disability, (ii) Executive terminates his employment with the Company for Good Reason (as defined), or (iii) a Change in Control occurs, then the Executive shall have the right to receive an option payment from the Company. In satisfying this obligation, the Company shall at its option (x) issue options to purchase a certain number of registered shares of the Company's common stock ("Base Option Amount") at an exercise price of $2.50 per share, which shall be fully vested and non-transferable, and shall expire 90 days from the date of issue, (y) issue registered shares of the Company's common stock equal to the result of (A) the product of the Base Option Amount, multiplied by the fair market value per share of the Company's common stock less $2.50 ("Stock Value"), divided by (B) the fair market value per share of the Company's common stock, or
(z) a cash payment equal to the stock less Stock Value. The Base Option Amount, as modified on March 1, 2001, is equal to the number of outstanding options issued to Messrs. Patten, Rome, Thomas and Withrow at any given time. These Executives would be required to forfeit these existing vested and unvested stock options if this payment has been made by the Company. As of December 31, 2000, Messrs. Patten, Rome, Withrow and Thomas have options to purchase stock totaling 950,000, 450,000, 450,000 and 450,000, respectively.

COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 2000:

     Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation and bonuses for the executive officers are intended to be competitive with that paid in comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, no general pay increase for executive officers was authorized during 2000, in as much as their base compensation was covered by employment agreements.

     The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Company granted options to acquire 315,000 shares of the Company's Common Stock to Mr. Patten, 120,000 shares to Mr. Rome, 240,000 shares to Mr. Thomas and 250,000 shares to Mr. Withrow during 2000 at 100% of the market price for the Common Stock on the date of grant. The options vest over five years in 20% increments at the anniversary date of the grant. The Compensation Committee presently anticipates that such grants to executive officers will be considered annually.

     The Compensation Committee:  David A. Donnini
                                  Gene Meredith
                                  Alfred Tyler 2nd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board or Compensation Committee.

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S) 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). They have also discussed with the independent accountants their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee:  Gene Meredith
                           Alfred Tyler 2nd

COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the yearly change in the trading price of the Company's Common Stock against the NASDAQ (U.S. Companies) Stock Index (the "NASDAQ U.S. Index") and a peer group comprised of eighteen companies in the industry (the "Peer Group")./1/

                             [CHART APPEARS HERE]

                                 INDEXED RETURNS

                        BASE
                       PERIOD                YEARS ENDING
COMPANY NAME/INDEX     DEC 95  DEC 96   DEC 97   DEC 98   DEC 99   DEC 00
-------------------------------------------------------------------------
SYNAGRO TECHNOLOGIES    100    125.00   128.10   187.50   243.75   112.50
NASDAQ US INDEX         100    123.03   250.68   212.47   394.84   237.36
PEER GROUP              100    110.01   139.91   156.66    62.02    93.25
-------------
/1/ Peer Group includes Allied Waste Industries Corporation, Capital
    Environmental Resource Inc., Casella Waste Systems, Inc., Mobley Environmental Services, Republic Services, Rich Coast Inc., Superior Services Inc. (this was acquired by Onyx Solid Waste and is therefore, not included, in 2000), Thermo Tech Technologies, Inc., US Liquids Inc., USA Biomass Corporation, Waste Connections, Inc., Waste Holdings Inc., Waste Management, Inc., Waste Management International, Waste Recovery, Inc., and Waste Systems International, Inc.

CERTAIN TRANSACTIONS

      In connection with the purchase of A&J Cartage, Inc. in June 1998, the Company executed a note payable to James A. Jalovec, a holder of greater than 5% of the Company's common stock. In 2000, the highest principal balance on the note was $1,337,929, and the note was paid in full in January 2000.

      The Company also maintains two leases with James A. Jalovec or one of his affiliates. The first lease has an initial term running to July 31, 2004 with an option to renew for an additional 5-year period. Rental payments made under this lease in 2000 totaled $87,000. The second lease has an initial term running to December 31, 2013. Rental payments made under this lease in 2000 totaled $110,000.

AUDITOR

     Arthur Andersen L.L.P. (the "Auditor") is the independent auditor of the Company. While management anticipates that this relationship will continue to be maintained with respect to the audit of the Company's financial statements, for 2001 no formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of the Auditor inasmuch as no such action is legally required. Representatives of the Auditor plan to attend the Annual Meeting and will be available to answer appropriate questions. Representatives of the Auditor will have an opportunity to make a statement at the Annual Meeting if they so desire, although it is not expected that any statement will be made.

     The audit committee, whose members are Messrs. Meredith, Tyler and Leung (who was added in June, 2001), assists the Board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matters, which the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors in the event future circumstances were to indicate that such action is desirable.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen L.L.P. for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $243,180.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen L.L.P. rendered no professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen L.L.P. for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000, were $893,224. These fees were principally for acquisition related work.

      The audit committee has considered whether the provision of non-audit services by Arthur Andersen L.L.P. is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Commission that purports to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the captions "Other Information--Common Stock Performance Graph."

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. With respect to the year-ended December 31, 2000, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% shareholders have been met.

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2002 annual meeting of stockholders is required to submit such proposal to the Company on or before April 12, 2002.

OTHER MATTERS

     The Annual Report to stockholders covering the year ended December 31, 2000 either has been mailed to each stockholder entitled to vote at the Annual Meeting or accompanies this proxy statement.

      The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                    By Order of the Board of Directors


                                    Alvin L. Thomas II
                                    Secretary

August 10, 2001

PROXY
                          SYNAGRO TECHNOLOGIES, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                 STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2001

  The undersigned hereby appoints Ross M. Patten and Alvin L. Thomas II, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Synagro Technologies, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Synagro's offices at 1800 Bering Drive, Suite 1000, Houston, Texas on Friday, September 14, 2001 at 2:00 p.m., local time, and at any adjournment thereof.

  This Proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, then this Proxy will be voted FOR the election of the six director nominees named in Item 1 and in the discretion of the proxies for such other business as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

  PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE! ANNUAL MEETING OF STOCKHOLDERS SYNAGRO TECHNOLOGIES, INC. SEPTEMBER 14, 2001.

                        (To be Signed on Reverse Side)

                                                                        SEE
                                                                      REVERSE
                                                                       SIDE

[X]  Please mark your
     votes as in this
     example.

                                       NOMINEES: Ross M. Patten
1. Election of     FOR   WITHHOLD                Kenneth Ch'uan-k'ai Leung
   Directors       [_]     [_]                   Alfred Tyler 2nd
                                                 Gene Meredith
To withhold authority to vote for                David A. Donnini
any individual nominee, print that               Vincent J. Hemmer
nominee's name on the line below.

_________________________________





SIGNATURE(S) _________________________________________  DATE ______________

NOTE: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.